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                                                                 Exhibit 2.10(b)

                                   ASSIGNMENT
                                       OF
                               PURCHASE AGREEMENT


         This Assignment of Purchase Agreement is made by and between Charter Investment, Inc. ("CII") and its wholly-controlled indirect subsidiaries, Charter Communications Holding Company, LLC ("HoldCo") and Charter Communications VI, LLC ("CC-VI"), effective as of the 21st day of September, 1999, with respect to the following:

         A. CII (formerly known as Charter Communications, Inc.) is the "Buyer" of certain cable television assets and equity interests pursuant to the Purchase Agreement among Fanch Management Partners, Inc., Fanch - JV2 Master Limited Partnership and the other Sellers (as defined therein) party thereto, and Charter Communications, Inc. dated as of May 21, 1999 (the "Agreement");

         B. Pursuant to Section 12.5 of the Agreement, CII may assign its rights, interests and obligations under the Agreement to any of its affiliates without the prior written consent of any other party to the Agreement, provided that notwithstanding any such assignment, CII guarantees the performance of all the assignee's obligations under the Agreement;

         C. CII desires to assign its rights, interests and obligations under the Agreement to purchase the Tioga Stock (as defined in the Agreement) and the CSI Stock (as defined in the Agreement) to HoldCo and HoldCo desires to assume such rights, interests and obligations under the Agreement.

         D. CII desires to assign its rights, interests and obligations under the Agreement to purchase the Asset Sellers Assets (as defined in the Agreement) and the FCILP Interests (as defined in the Agreement) to CC-VI and CC-VI desires to assume such rights, interest and obligations under the Agreement.

         In recognition of the above and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

         1. CII assigns all of its rights, interests and obligations under the Agreement to purchase the Tioga Stock and the CSI Stock to HoldCo.

         2. HoldCo assumes all of CII's rights, interests and obligations under the Agreement to purchase the Tioga Stock and the CSI Stock and for all


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                  intents and purposes, with respect to the Tioga Stock and the
                  CSI Stock, to be substituted as the "Buyer" under the terms thereof.

         3. CII assigns all of its rights under the Agreement to purchase the Asset Sellers Assets and the FCILP Interests to CC-VI.

         4. CC-VI assumes all of CII's rights, obligations and interests under the Agreement to purchase the Asset Sellers Assets and the FCILP Interests and for all intents and purposes, with respect to the Asset Sellers Assets and the FCILP Interests, to be substituted as the "Buyer" under the terms hereof.

         5. CII guarantees the performance of all of HoldCo's and CC-VI's obligations under the Agreement.

         6. This assignment shall be effective as of the date first written above.



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         In witness whereof, each of the parties has caused this Agreement to be executed on its behalf by their duly authorized officers.

                                  CHARTER INVESTMENT, INC.



                                  By: /s/ Marcy Lifton
                                      ----------------
                                      Name:  Marcy Lifton
                                      Title: Vice President



                                  CHARTER COMMUNICATIONS HOLDING COMPANY, LLC



                                  By: /s/ Marcy Lifton
                                      ----------------
                                      Name:  Marcy Lifton
                                      Title: Vice President



                                  CHARTER COMMUNICATIONS VI, LLC


                                  By: /s/ Marcy Lifton
                                      ----------------
                                      Name:  Marcy Lifton
                                      Title: Vice President






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